Exhibit (a)(iii)

Amended and Restated
SCHEDULE A
Dated january 26, 2021
TO
Amended and Restated AGREEMENT AND DECLARATION OF TRUST
OF
FUNDVANTAGE TRUST
SCHEDULE OF PORTFOLIOS AND CLASSES

Portfolio		Classes	Series Creation Date
1.	Lateef Focused Sustainable Growth Fund[1]	Class A/Class C/Class I/Class T3	August 2, 2007
2.	Private Capital Management Value Fund	Class A/Class C/Class I/Class R	December 11, 2009
3.	Pacific Capital Tax-Free Securities Fund	Class Y	February 9, 2010
4.	Pacific Capital Tax-Free Short Intermediate Securities Fund	Class Y	February 9, 2010
5.	Polen Growth Fund	Class A2/Class C2/Class T3/Investor Class4,5/Institutional Class	March 26, 2010
6.	DuPont Capital Emerging Markets Fund	Class I6	June 11, 2010
7.	DuPont Capital Emerging Markets Debt Fund	Class I5	June 23, 2011
8.	EIC Value Fund	Class A/Class C/Institutional Class/Retail Class[7]	December 15, 2010
9.	Gotham Absolute Return Fund	Institutional Class	August 24, 2012
10.	Gotham Enhanced Return Fund	Institutional Class	March 21, 2013
11.	Gotham Neutral Fund	Institutional Class	June 3, 2013
12.	Quality Dividend Fund	Class A/Class C/Institutional Class[8]	June 3, 2013
13.	Pacific Capital U.S. Government Money Market Fund[9]	Institutional Class / Investor Class[10]	September 24, 2013

1 Prior to September 15, 2017, Lateef Focused Growth Fund was known as the “Lateef Fund.” Prior to December 9, 2019, Lateef Focused Sustainable Growth Fund was known as the “Lateef Focused Growth Fund.”

2 On December 18, 2013, Class A Shares and Class C were added.

3 On December 19, 2016, Class T shares were added.

4 On June 11, 2010, Investor Class Shares were added.

5 Prior to September 1, 2015, Investor Class Shares were known as Retail Class Shares.

6 On August 21, 2013, Class A Shares, Class C Shares and Class D Shares were terminated.

7 On March 24, 2011, Class C and Retail Class were added.

8 On June 20, 2013, Institutional Class Shares were added.

Portfolio		Classes	Series Creation Date
14.	Polen Global Growth Fund [11]	Class A/Class C/Class T3/Institutional Class/Investor Class[5]	March 21, 2014
15.	Gotham Total Return Fund	Institutional Class/Investor Class	December 17, 2014
16.	Gotham Index Plus Fund[13]	Institutional Class/Class R614/Investor Class[12]	January 8, 2015
17.	Gotham Large Value Fund[15]	Institutional Class	September 17, 2015
18.	Gotham Hedged Plus Fund	Institutional Class	December 3, 2015
19.	TOBAM Emerging Markets Fund	Class A/Class C/Class I	March 23, 2016
20.	Gotham Enhanced 500 Plus Fund[16]	Institutional Class	June 20, 2016
21.	Gotham Hedged Core Fund	Institutional Class	June 20, 2016
22.	Gotham Neutral 500 Fund	Institutional Class	August 17, 2016

(continued...)

9 Prior to March 21, 2014, the Pacific Capital U.S. Government Money Market Fund was known as the “BOH Government Money Market Fund.”

10 On March 15, 2018, Investor Class shares were added.

11 Prior to September 23, 2014, Polen Global Growth Fund was known as the “Polen Capital Global Growth Fund.”

12 On November 1, 2017, Investor Class shares were added.

13 Prior to March 25, 2015, Gotham Index Plus Fund was known as the “Gotham Index 500 Plus Fund.”

14 On June 22, 2017, Class R6 shares were added.

15 Prior to September 22, 2015, Gotham Institutional Value Fund was known as the “Gotham Large Value Fund” and prior to August 31,2018, Gotham Large Value Fund was known as the “Gotham Institutional Value Fund.”

16 Prior to February 1, 2019, Gotham Enhanced 500 Plus Fund was known as Gotham Enhanced 500 Core Fund and prior to September 28, 2016, Gotham Enhanced 500 Core Fund was known as the “Gotham Enhanced Core Fund.”

Portfolio		Classes	Series Creation Date
23.	Gotham Defensive Long 500 Fund	Institutional Class	August 17, 2016
24.	Polen International Growth Fund	Class A/Class C/Class T3/Institutional Class/Investor Class	September 28, 2016
25.	Gotham Enhanced S&P 500 Index Fund	Institutional Class	December 30, 2016
26.	Gotham Short Strategies Fund	Institutional Class	April 19, 2017
27.	Polen U.S. Small Company Growth Fund	Investor Class/Institutional Class/Class Y17	June 26, 2017
28.	Sirios Long/Short Fund	Class A/Adviser Class/Institutional Class/Retail Class	October 30, 2017
29.	Polen International Small Company Growth Fund	Investor Class/Institutional Class	September 26, 2018
30.	Gryphon International Equity Fund	Institutional Class	September 26, 2018
31.	Gotham ESG Large Value Fund	Institutional Class	November 9, 2018
32.	Catenary V-Alternative Fund	Investor Class/Institutional Class	March 12, 2019
33.	Gotham ESG Index Plus Fund	Institutional Class	May 1, 2019
34.	Polen Global Emerging Markets Growth Fund	Investor Class/Institutional Class	September 24, 2019
35.	Madison Avenue Solutions Government Money Market Fund	Institutional Class/Retail Class	February 11, 2020
36.	C WorldWide International Equities Fund	Class A/Class I	April 27, 2020
37.	Sirios Focus Fund	Class A, Advisor Class, Institutional Class and Retail Class	August 28, 2020
38.	Polen U.S. SMID Company Growth Fund	Investor Class/Institutional Class	January 12, 2021

17 On January 26, 2021, Class Y shares were added.